                                                                    Exhibit 99.1

                                 [ARADIGM LOGO]
               MEDIA:                           INVESTORS:
               Chris Keenan                     Joe Dorame
               Aradigm                          RCG Capital Markets Group, Inc.
               (510) 265-9370                   (480) 675-0400


                           ARADIGM CORPORATION REPORTS
               THIRD QUARTER AND NINE MONTH 2003 FINANCIAL RESULTS

HAYWARD, Calif., November 5, 2003 -- Aradigm Corporation (Nasdaq: ARDM) today announced financial results for the third quarter and nine months ended September 30, 2003.

Contract revenues for the quarter were $9.8 million, compared to $6.0 million for the same period in 2002. The majority of these revenues were derived from the collaboration agreement with Novo Nordisk A/S to develop the AERx(R) insulin Diabetes Management System (iDMS). Total operating expenses for the third quarter were $14.4 million, compared to $16.3 million for the same quarter 2002. The Company reported net loss applicable to common shareholders for the third quarter 2003 of $4.5 million, or $0.08 per share, compared with a loss of $10.3 million, or $0.34 per share, for the same period in 2002.

"The company's efforts during the quarter focused on continuing support of our ongoing AERx iDMS Phase 3 clinical trials, as well as moving our Intraject(R) program into the development phase as positive results from our configuration trial were recently announced," said Richard Thompson, Chairman and Chief Executive Officer of Aradigm. "We continue to manage our cash resources efficiently while effectively integrating the Intraject acquisition into our portfolio."

Contract revenues for the nine months ended September 30, 2003 were $26.9 million, compared with $21.4 million for the same period in 2002. Total operating expenses for the nine months ended September 30, 2003 were $46.9 million, compared with $50.5 million for the same period in 2002. The net loss for the nine months ended September 30, 2003 was $19.9 million, or $0.42 per share, compared with a net loss of $28.8 million, or $0.96 per share, for the same period in 2002.

As of September 30, 2003, cash, cash equivalents, and all investments totaled approximately $14.3 million. Immediately after the quarter end, on October 2, 2003, the company received an $8.9 million payment related to a scheduled quarterly payment and previously unreimbursed expenses for partner-funded projects. This was recorded as a receivable in the quarterly financials.

OPERATIONAL HIGHLIGHTS

- During the quarter, the company announced the publication of clinical data involving the AERx Pain Management System in the peer reviewed journal Anesthesiology. Results from this study involving 89 patients following orthopedic bunionectomy surgery demonstrated that inhalation of morphine via the AERx System was safe, well-tolerated and produced comparable pain relief to intravenous morphine.

- In September, the company announced the results from a study of its Intraject platform showing that three configurations of the system achieved acceptable performance, eliminating the incidence of wet injection reported previously. Aradigm will move forward with one of the three configurations to be then used by its potential partners.

CONFERENCE CALL

The company will host a conference call and question and answer session at 4:30 pm Eastern Time, 1:30 pm Pacific Time today to discuss these financial results. Dial toll-free 1 (800) 559-2403 to access the conference call. International callers dial +1 (847) 619-6534. The event webcast can be found under the investor relations section of: www.aradigm.com. The webcast and audio replay of the conference call will be available following the call, which can be accessed on www.aradigm.com or by dialing toll-free 1 (877) 213-9653. International callers should dial +1 (630) 652-3041. The replay passcode is 7908689.

Aradigm is working to improve the quality of life for patients through the development of its innovative needle-free drug delivery platforms. The Company's AERx(R) advanced pulmonary delivery platform and its Intraject(R) needle-free injector system provide leading pharmaceutical and biotechnology partners with effective drug delivery solutions. Aradigm's technologies both use liquid drug formulations to deliver drugs to the targeted area of either the lung, or the systemic circulation. The company's most advanced product is in Phase 3 clinical trials for the treatment of diabetes in a partnership with Novo Nordisk, a world leader in diabetes care. More information about Aradigm can be found at www.aradigm.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation's Securities and Exchange Commission (SEC) Filings, including the company's Annual Report on Form 10-K, and quarterly reports on Form 10-Q.

AERx, and Intraject are registered trademarks of Aradigm Corporation.


                           < Financial charts follow >

                              ARADIGM CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                   (IN $000'S, EXCEPT PER SHARE INFORMATION)

                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                              SEPTEMBER 30,               SEPTEMBER 30,
                                         ----------------------      ----------------------
                                           2003          2002          2003          2002
                                         --------      --------      --------      --------
                                              (UNAUDITED)                 (UNAUDITED)
Contract revenues - From related
parties                                  $  9,840      $  5,525      $ 26,664      $ 19,682
Contract revenues - Other                       3           426           247         1,682
                                         --------      --------      --------      --------
Total Contract revenues                     9,843         5,951        26,911        21,364
                                         --------      --------      --------      --------
Operating expenses:
Research and development                   11,988        13,660      $ 38,988        42,561
General and administrative                  2,428         2,636      $  7,941         7,903
                                         --------      --------      --------      --------
 Total operating expenses                  14,416        16,296        46,929        50,464
                                         --------      --------      --------      --------
Loss from operations                       (4,573)      (10,345)      (20,018)      (29,100)
                                         --------      --------      --------      --------
Interest income                                68           164      $    262           664
Interest expense and other                    (27)         (100)     $   (122)         (349)
                                         --------      --------      --------      --------
Net loss                                 $ (4,532)     $(10,281)     $(19,878)     $(28,785)
                                         ========      ========      ========      ========
Basic and diluted net loss per share     $  (0.08)     $  (0.34)     $  (0.42)     $  (0.96)
Shares used in computing basic and
diluted net loss per share                 54,263        30,597        47,088        29,958
                                         ========      ========      ========      ========

                               ARADIGM CORPORATION
                            CONDENSED BALANCE SHEETS
                                   (IN $000'S)

                                                                     SEPTEMBER 30,    DECEMBER 31,
                                                                         2003            2002
                                                                     -------------    ------------
                                                                      (UNAUDITED)

                                     ASSETS

Current assets:
 Cash, cash equivalents & short-term investments                        $14,318         $29,890
 Receivables                                                              8,959             282
 Other current assets                                                     1,839           1,593
                                                                        -------         -------
  Total current assets                                                   25,116          31,765
Property and equipment, net                                              63,885          63,233
Notes receivable from officers                                              317             169
Long-term investments                                                         0           1,553
Other assets                                                                394             409
                                                                        -------         -------
  Total assets                                                          $89,712         $97,129
                                                                        =======         =======


                  LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
                         STOCK AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                                       $ 1,146         $ 1,951
 Accrued clinical and cost of other studies                                 214             291
 Accrued compensation                                                     3,875           2,195
 Deferred revenue                                                         8,281          10,682
 Current portion of capital lease obligations                               645           1,753
 Other accrued liabilities                                                  748             407
                                                                        -------         -------
  Total current liabilities                                              14,909          17,279
Noncurrent portion of deferred revenue                                    4,782           6,170
Noncurrent portion of capital lease obligations                               0             497
Noncurrent portion of deferred rent                                       1,270           1,108
Redeemable convertible preferred stock                                   23,669          30,665
Shareholders' equity                                                     45,082          41,410
                                                                        -------         -------
  Total liabilities, redeemable convertible preferred stock and
     shareholders' equity                                               $89,712         $97,129
                                                                        =======         =======